Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment to Registration Statement No. 333-235545 on Form N-2 of our report dated September 8, 2023, relating to the financial statements of ALTI Private Equity Access and Commitments Fund (the “Fund”) appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings “Independent Registered Public Accounting Firm" in the Prospectus and "Accountants and Legal Counsel" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California

December 22, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment to Registration Statement No. 333-235545 on Form N-2 of our report dated September 8, 2023, relating to the financial statements of ALTI Private Equity Access and Commitments Fund (the “Fund”) appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings “Independent Registered Public Accounting Firm" in the Prospectus and "Accountants and Legal Counsel" in the Statement of Additional Information, which are part of such Registration Statement.

Costa Mesa, California

December 22, 2023